Exhibit 5.1

Golden Heaven Group Holdings Ltd.	D	+852 3656 6054 / +852 3656 6073
	E	nathan.powell@ogier.com / rachel.huang@ogier.com

Reference: NMP/RYH/502469.00002

7 March 2025

Dear Sirs

Golden Heaven Group Holdings Ltd. (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments and supplements thereto (the Registration Statement), as filed with the U.S. Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended to date (the Act). The Registration Statement relates to the offering and sale of up to 70,000,000 class A ordinary shares of a par value of US$0.005 each (the Class A Ordinary Shares) by certain shareholders of the Company (the Selling Shareholders, as defined and set out in the Registration Statement), including the following (collectively referred to, as the Offering Shares):

(a)	up to 20,000,000 Class A Ordinary Shares held by the Selling Shareholders;

(b)	up to 10,000,000 Class A Ordinary Shares that may be issued to the Selling Shareholders pursuant to a securities purchase agreement dated 18 November 2024 (the Securities Purchase Agreement); and

(c)	up to 40,000,000 Class A Ordinary Shares that may be issued upon exercise of the warrants granted under the Securities Purchase Agreement (the Warrants).

We are furnishing this opinion as Exhibits 5.1 and 23.2 to the Registration Statement.

1	Documents examined

For the purposes of giving this opinion, we have examined copies or drafts of the following documents:

(a)	the certificate of incorporation of the Company dated 8 December 2021 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett Dennis Li	Cecilia Li** Rachel Huang** Yuki Yan** Florence Chan*‡ Richard Bennett**‡ James Bergstrom‡ Marcus Leese‡	* admitted in New Zealand ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

(b)	the fifth amended and restated memorandum and articles of association of the Company adopted by a special resolution passed on 7 February 2025 and filed with the Registrar on 19 February 2025 (the Memorandum and the Articles);

(c)	a certificate of good standing dated 18 February 2025 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	a list of holders of Class A Ordinary Shares as at 18 February 2025 issued by Transhare Corp, the transfer agent of the Company (the Shareholder List);

(e)	the register of directors and officers of the Company filed with the Registrar on 2 April 2024 (the Register of Directors);

(f)	a certificate from a director of the Company dated 7 March 2025 as to certain matters of facts (the Director’s Certificate);

(g)	the Register of Writs at the office of the Clerk of Courts in the Cayman Islands as inspected by us on 6 March 2025 (the Register of Writs);

(h)	a search on the Cayman Online Registry Information Service conducted against the Company at the Registrar on 6 March 2025 (the CORIS Search);

(i)	a copy of the minutes dated 18 November 2024 of a meeting of the board of directors of the Company held on 14 November 2024 and a copy of the minutes dated 25 February 2025 of a meeting of the board of directors of the Company held on 24 February 2025, approving, among other things, the Company’s filing of the Registration Statement and the Offering (collectively, the Minutes); and

(j)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all copies of documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(b)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(c)	any individuals who are parties to, or who sign or have signed, documents or give information on which we rely, have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to enter into and perform their obligations under such document, sign such documents and give such information;

(d)	each of the Good Standing Certificate, the Shareholder List, the Register and the Director’s Certificate is accurate and complete as at the date of this opinion;

(e)	the CORIS Search which we have examined is accurate and that the information disclosed by the CORIS Search is true and complete and that such information has not since been altered;

(f)	where any document has been provided to us in draft or undated form, that document has been executed by all parties in materially the form provided to us;

(g)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(h)	the Minutes remain in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Plan and the Registration Statement and no director has a financial interest in or other relationship to a party of the transactions contemplated in the Plan and/or the Registration Statement which has not been properly disclosed in any of the Minutes;

(i)	Each of the Registration Statement, Securities Purchase Agreement, Warrants and Warrant Documents (if applicable) has been duly authorised and duly executed and unconditionally delivered by or on behalf of the Company in accordance with all relevant laws (other than the laws of the Cayman Islands);

(j)	Each of the Registration Statement, Securities Purchase Agreement, Warrants and Warrant Documents (if applicable)has been duly executed and unconditionally delivered by the Company in the manner authorised in the Minutes.

(k)	the Securities Purchase Agreement is legal, valid and binding and enforceable against all relevant parties in accordance with its terms under relevant law (other than, with respect to the Company, the laws of the Cayman Islands);

(l)	the Class A Ordinary Shares shall be issued at an issue price in excess of the par value thereof;

(m)	the capacity, power, authority and legal right of the Company under all relevant laws and regulations (other than the laws of the Cayman Islands) to enter into, execute, unconditionally deliver and perform its obligations under the Securities Purchase Agreement;

(n)	no monies paid to or for the account of any party under the Securities Purchase Agreement and/or the Registration Statement represent or will represent criminal property or terrorist property (as defined in the Proceeds of Crime Act (as revised) and the Terrorism Act (as revised), respectively);

(o)	the Company has received, or will receive, money or money’s worth (the Consideration) in consideration for the issue of the Class A Ordinary Shares, and none of the Class A Ordinary Shares have, or will be, issued for less than their par value;

(p)	neither the directors nor the shareholders of the Company have taken any steps to appoint a liquidator of the Company and no receiver or restructuring officer has been appointed over any of the Company’s property or assets;

(q)	there are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Documents or the transactions contemplated by them or restrict the powers and authority of the Company in any way;

(r)	none of the transactions contemplated by the Documents relate to any partnership interests, shares, voting rights in a Cayman Islands company, limited liability company, limited liability partnership, limited partnership, foundation company, exempted limited partnership, or any other person that may be prescribed in regulations from time to time (a Legal Person) or to the ultimate effective control over the management of a Legal Person that are/is subject to a restrictions notice issued pursuant to the Beneficial Ownership Transparency Act (Revised) of the Cayman Islands;

(s)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; and

(t)	the Register of Writs constitutes a complete and accurate record of the proceedings affecting the Company before the Grand Court of the Cayman Islands as at the time we conducted our investigation of such register.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate Status

(a)	The Company has been duly incorporated as an exempted company and is validly existing and in good standing with the Registrar.

Authorised Share Capital

(b)	Based solely on our review of the Memorandum and Articles, the authorised share capital of the Company is US$10,030,000 divided into: (i) 2,000,000,000 Class A Ordinary Shares, and (ii) 6,000,000 class B ordinary shares of par value of US$0.005 each.

Valid Issuance of Offering Shares

(c)	the Offering Shares to be offered by the Selling Shareholders and issued by the Company pursuant to the Securities Purchase Agreement (as contemplated by the Registration Statement (including the issuance of the Class A Ordinary Shares upon the exercise of the Warrants in accordance with any applicable warrant documents, the Warrant Documents), having been duly authorised and, when issued by the Company upon:

(i)	payment in full of the Consideration as set out in the Registration Statement and in accordance with the terms set out in the Registration Statement (including the issuance of the Class A Ordinary Shares upon the exercise of the Warrants in accordance with any applicable Warrant Documents) and in accordance with the Securities Purchase Agreement, the Memorandum and Articles and the Minutes; and

(ii)	the entry of those Class A Ordinary Shares as fully paid on the register of members of the Company, shall be validly issued, fully paid and non-assessable.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Plan and/or the Registration Statement to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2	Under the Companies Act (as revised) of the Cayman Islands (the Companies Act), the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

4.3	In this opinion, the phrase “non-assessable” means, with respect to the Class A Ordinary Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Class A Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

4.4	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

(a)	any current or pending litigation in the Cayman Islands against the Company; or

(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets, as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

This opinion may be used only in connection with the Offering of the Offering Shares while the Registration Statement is effective.

Yours faithfully

/s/ Ogier
Ogier